INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the incorporation by reference of our report dated April 13, 2006, with respect to the consolidated financial statements of Molecular Diagnostics, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2005, in the following registration statements:

(1) Registration Statement Number 333-100150 on Form S-2 (as amended)

(2) Registration Statement Number 333-97863 on Form S-8

(3) Registration Statement Number 333-83578 on Form S-2 (as amended)

(4) Registration Statement Number 333-65240 on Form S-2 (as amended)

(5) Registration Statement Number 333-61666 on Form S-4 (as amended)



/S/ Altschuler, Melvoin and Glasser LLP



Chicago, Illinois
April 13, 2006